CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-_____ on Form N-2 of our report dated May 20, 2022, relating to the financial statements of Evanston Alternative Opportunities Fund for the year ended March 31, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information, which are a part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
July 28, 2022